UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

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Tops Holding II Corporation

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	333-191029 (Commission File Number)	46-2733709 (I.R.S. Employer Identification No.)

6363 Main Street Williamsville, New York (Address of principal executive offices)		14221 (Zip Code)

Registrant’s telephone number, including area code:  (716) 635-5000

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement

On August 9, 2017, Tops Holding LLC (the “Company”) and Tops Markets II Corporation (“Tops Markets II,” and together with the Company, the “Issuers”) completed their previously announced exchange offer (the “Exchange Offer”) to certain eligible holders for any and all outstanding 8.750%/9.500% senior notes due 2018 issued by Tops Holding II Corporation (“Tops Holding II”) (the “2018 HoldCo Notes”). The Issuers issued $67,511,000 in principal amount of new 9.000% senior amortizing notes due 2021 (the “2021 OpCo Amortizing Notes”) and paid approximately $9.9 million of cash consideration, including approximately $1.0 million of accrued and unpaid interest due with respect to the 2018 HoldCo Notes accepted for exchange in the Exchange Offer, in exchange for $76,426,000 in principal amount of 2018 HoldCo Notes tendered and accepted for exchange in the Exchange Offer.  In connection with the completion of the Exchange Offer, the Issuers also accepted consents for their previously announced consent solicitation, on behalf of Tops Holding II (the “Consent Solicitation), to approve proposed amendments to the indenture governing the 2018 HoldCo Notes (the “2018 HoldCo Notes Indenture”). After completion of the Exchange Offer, approximately $9.1 million in aggregate principal amount of the 2018 HoldCo Notes remain outstanding.

Indenture for 2021 OpCo Amortizing Notes

On August 9, 2017, the Issuers entered into an indenture (the “2021 OpCo Amortizing Notes Indenture”) among the Issuers, the guarantors party thereto, Tops Holding II, as parent guarantor, and U.S. Bank National Association, as trustee, governing the 2021 OpCo Amortizing Notes.  The 2021 OpCo Amortizing Notes are guaranteed on a senior unsecured basis, jointly and severally, by each of the Company’s current subsidiaries (the “Guarantors”), other than Tops Markets II and TM1, LLC, and will be guaranteed in the future by certain of its future domestic subsidiaries. The 2021 OpCo Amortizing Notes are also guaranteed on a senior unsecured basis by Tops Holding II under a parent guarantee. The 2021 OpCo Amortizing Notes and the guarantees of the 2021 OpCo Amortizing Notes are senior unsecured obligations of the Issuers and the Guarantors and Tops Holding II, respectively, will rank equally in right of payment with all existing and future senior indebtedness of the Issuers, the Guarantors or Tops Holding II, will rank senior to all existing and future subordinated indebtedness of the Issuers, the Guarantors or Tops Holding II and will rank effectively junior to any secured indebtedness of the Issuers, the Guarantors or Tops Holding II to the extent of the value of the collateral securing such indebtedness, if any.

The 2021 OpCo Amortizing Notes bear interest at a rate of 9.000% per annum. The Issuers will pay interest on the 2021 OpCo Amortizing Notes on March 15 and September 15 of each year, commencing on March 15, 2018. The 2021 OpCo Amortizing Notes are redeemable, in whole or in part, at any time at a price equal to 100% of the aggregate principal amount of the 2021 OpCo Amortizing Notes, plus accrued and unpaid interest, if any, to the date of redemption.  The 2021 OpCo Amortizing Notes are subject to mandatory sinking fund redemptions in the amount of $13.0 million, $17.0 million and $20.0 million on September 15, 2018, 2019 and 2020, respectively. These mandatory sinking fund redemption amounts are subject to pro rata reductions based upon (i) any partial redemption of the 2021 OpCo Amortizing Notes under the 2021 OpCo Amortizing Notes Indenture or (ii) the principal amount of any 2021 OpCo Amortizing Notes purchased by the Issuers in open-market transactions, tender offers or otherwise so long as such 2021 OpCo Amortizing Notes are delivered to the trustee for cancellation. The 2021 OpCo Amortizing Notes mature on March 15, 2021.

The foregoing description of the 2021 OpCo Amortizing Notes and the 2021 OpCo Amortizing Notes Indenture is qualified in its entirety by reference to the 2021 OpCo Amortizing Notes Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Supplemental Indenture to 2018 HoldCo Notes Indenture

On August 9, 2017, upon receipt and acceptance of consents pursuant to the Consent Solicitation from holders representing more than a majority in aggregate principal amount of the 2018 HoldCo Notes outstanding, Tops Holding II and U.S. Bank National Association, as trustee for the 2018 HoldCo Notes, executed a supplemental indenture to the 2018 HoldCo Notes Indenture (the “Supplemental Indenture”), concurrently with the settlement of the Exchange Offer, that gives effect to the proposed amendments to the 2018 HoldCo Notes Indenture.  These amendments, as effected through the Supplemental Indenture, delete the following covenants and events of default from the 2018 HoldCo Notes Indenture:

•	Section 4.03 (Limitation on Indebtedness)
•	Section 4.04 (Limitation on Restricted Payments)
•	Section 4.05 (Limitation on Transactions with Affiliates)
•	Section 4.06 (Limitation on Liens)
•	Section 4.07 (Limitation on Sale of Assets)
•	Section 4.08 (Future Guarantees)
•	Section 4.09 (Purchase of Notes Upon a Change of Control)
•	Section 4.11 (Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries)
•	Section 4.12 (Limitation on Unrestricted Subsidiaries)
•	Section 4.13 (Provision of Financial Information)
•	Section 4.14 (Statement by Officers as to Default)
•	Section 5.01 (Consolidation, Merger or Sale of Assets)
•	Clauses (3), (4) and (5) of Section 6.01 (Events of Default)

In addition, the Supplemental Indenture shortens the minimum period by which Tops Holding II is required to give notice to holders of the 2018 HoldCo Notes of a redemption from 30 days to 5 business days prior to a redemption date. The Supplemental Indenture also amends the 2018 HoldCo Notes Indenture to make conforming or other changes to the 2018 HoldCo Notes Indenture to modify or delete certain definitions and cross-references that relate to the modifications described above.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the subheading “Indenture for 2021 OpCo Amortizing Notes” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of August 9, 2017, among Tops Markets II Corporation, Tops Holding LLC, the Guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture, dated as of August 9, 2017, by and between Tops Holding II Corporation and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPS HOLDING II CORPORATION

Date: August 9, 2017

	By:	/s/ David M. Langless
David M. Langless
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of August 9, 2017, among Tops Markets II Corporation, Tops Holding LLC, the Guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture, dated as of August 9, 2017, by and between Tops Holding II Corporation and U.S. Bank National Association, as trustee.